EXHIBIT 99.1

Global Credit Union

Media Contact

Tim Woolston

Senior Vice President, Marketing

(907) 317-9454

t.woolston@globalcu.org

First Financial Northwest, Inc.
Investor Contacts

Joseph W. Kiley III

President and Chief Executive Officer

Rich Jacobson

Executive Vice President and Chief Financial Officer

(425) 255-4400

Global Credit Union and First Financial Northwest, Inc. Announce Agreement for Global Credit Union to Acquire First Financial Northwest Bank

Anchorage, Alaska and Renton, Washington – January 11, 2024 – Global Federal Credit Union (“Global”) and First Financial Northwest, Inc. (“First Financial Northwest”) (NASDAQ GS: FFNW) announced today they have entered into a definitive agreement in which Global will acquire Renton, Washington-based First Financial Northwest Bank, a wholly-owned subsidiary of First Financial Northwest. The transaction is structured as a purchase and assumption agreement with Global purchasing substantially all assets and assuming substantially all liabilities of First Financial Northwest Bank for the all-cash consideration of $231.2 million, subject to certain adjustments.

The agreement has been unanimously approved by the boards of directors of both institutions. Following the purchase and assumption transaction, First Financial Northwest and First Financial Northwest Bank intend to wind down and dissolve. Based on First Financial Northwest’s outstanding shares on a fully-diluted basis as of December 31, 2023, and after taking into consideration the anticipated satisfaction of certain obligations of First Financial Northwest and First Financial Northwest Bank excluded from the purchase and assumption transaction, including holding company indebtedness and tax liabilities, First Financial Northwest expects that its shareholders would be entitled to receive approximately $23.18 to $23.75 per share upon liquidation, subject to certain adjustments. If certain conditions occur prior to closing, including but not necessarily limited to a decline in deposits, an inability to refinance or sell certain loans prior to closing, and other potential reductions outlined in the Purchase and Assumption Agreement, the actual amount received could be below this range.

The transaction will expand Global’s business and commercial services to all its member businesses as well as enhance its branch presence in Western Washington, where it first began operations 40 years ago. First Financial Northwest Bank customers will become members of Global Federal Credit Union with full access to Global’s extensive product and service offerings.

“We are enthusiastic about combining two financially sound institutions that share a strong commitment to service and community engagement,” said Geoff Lundfelt, President and CEO of Global Federal Credit Union. “This combination will continue to enhance service delivery and growth in a market that the credit union has been operating in for over four decades, adding numerous branches. First Financial Northwest Bank’s branch network has a technology-forward design, accelerating the transformation to an environment with a structure and atmosphere more suited to conducting business in the future.”

“The ability to offer expanded business and commercial financial products and services to Global’s existing membership is a significant strategic step for the credit union,” continued Lundfelt. “This acquisition also affords the customers of First Financial Northwest Bank access to the consumer products and world-class service Global members currently enjoy.”

Lundfelt concluded, “Global will receive tremendous value from this transaction. The projected future earnings from the acquisition of First Financial Northwest Bank’s franchise justify the pricing of the transaction and are expected to be accretive to Global from a financial perspective.”

Joseph W. Kiley III, President and CEO of First Financial Northwest Bank added, “First Financial Northwest Bank has earned the trust of its customers and the communities it serves for over a century by holding true to its values of building long-term banking relationships, offering high-quality banking products and services, providing exceptional customer service, and demonstrating a strong commitment to community. In today’s competitive environment, we believe this strategic transaction provides numerous benefits for our customers, our communities, and our employees. In addition, this transaction delivers substantial value to our shareholders who have supported us over the years.”

The transaction is anticipated to be completed in the fourth quarter of 2024 subject to receiving all regulatory approvals, approval by the shareholders of First Financial Northwest, and other customary closing conditions. Until the transaction is finalized, both organizations will continue to conduct business as usual.

Global was advised by McQueen Financial Advisors, as financial advisor, and Honigman LLP, as legal counsel. First Financial Northwest was advised by Janney Montgomery Scott LLC, as financial advisor, and Fenimore Kay Harrison LLP, as legal counsel.

Global was founded in Anchorage, Alaska, in 1948 and currently has approximately 2,000 employees, operations in five states and Italy, and 750,000 members spread across all 50 states and 20 foreign countries. With over $11 billion in assets, Global is one of the 20 largest credit unions in the United States. Global first began operations in Washington state after a series of mergers in Oak Harbor and the Greater Seattle area beginning in 1983. Global has 27 branches and serves over 180,000 members across Washington state.

Established in 1923 in Renton, Washington as the Renton Savings and Loan Association, First Financial Northwest Bank has transformed over the years from a single branch thrift to a full-service community-based commercial bank with over 150 employees delivering unique and innovative solutions to its customers in the Puget Sound Region. At September 30, 2023, First Financial Northwest had total assets of $1.53 billion and deposits of $1.21 billion.

More about Global Credit Union

Global Credit Union is a not-for-profit, member-owned financial cooperative with a mission of enriching lives through world-class financial services. Global, a low-income designated credit union, was founded in 1948 at the Alaska Air Depot, and now serves more than 750,000 members online and in 77 branches across Washington, Alaska, Idaho, California, Arizona, as well as branches on three U.S. military installations in Italy. Learn more at globalcu.org.

More about First Financial Northwest, Inc.

First Financial Northwest, Inc. (NASDAQ GS: FFNW) is the parent company of First Financial Northwest Bank; an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 15 full-service banking offices. Learn more at ffnwb.com.

Additional Information and Where to Find It

This communication has been prepared in respect of the proposed transaction involving First Financial Northwest, Inc. and Global Credit Union and does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, First Financial Northwest will mail or otherwise provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction and expects to file the proxy statement on Schedule 14A with the Securities and Exchange Commission (SEC), as well as other relevant documents concerning the proposed transaction. Shareholders of First Financial Northwest are urged to read carefully and in their entirety the proxy statement and any other relevant materials mailed to them or filed, or to be filed, with the SEC when they become available because they contain or will contain important information about the proposed transaction and related matters. First Financial Northwest shareholders may obtain copies of these documents free of charge from First Financial Northwest at the investor relations link on its website, www.ffnwb.com or by directing a request by mail or telephone to First Financial Northwest, 201 Wells Avenue South, Renton, Washington 98057, Attn: Investor Relations, (425) 255-4400. Copies of those documents filed with the SEC may be obtained free of charge through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

First Financial Northwest and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Financial Northwest in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement regarding the proposed transaction when it becomes available. Additional information about First Financial Northwest and its directors and executive officers is set forth in First Financial Northwest’s Annual Report on Form 10-K filed with the SEC on March 13, 2023, and in the proxy statement for First Financial Northwest’s 2023 annual meeting of shareholders, as filed with the SEC on March 24, 2023. These documents can be obtained free of charge from the sources described above.

Safe Harbor for Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of First Financial Northwest. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on First Financial Northwest’s current expectations and assumptions regarding First Financial Northwest’s and Global’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect First Financial Northwest’s or Global’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the parties to terminate the definitive agreement, the outcome of any legal proceedings that may be instituted against First Financial Northwest, the Bank or Global, delays in completing the transaction, the failure to obtain necessary regulatory approvals and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the dissolution of the Bank and First Financial Northwest, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, and the ability to complete the transaction and integrate the Bank’s customers, assets, and liabilities into Global successfully. Any of the forward-looking statements that we make in this press release and in the other public statements are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Except to the extent required by applicable law or regulation, First Financial Northwest disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding First Financial Northwest and factors which could affect the forward-looking statements contained herein can be found in First Financial Northwest’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its other filings with the SEC.